Exhibit 99.1

Tidewater to Nominate Robert E. Robotti to Board of Directors

●	Enters into Cooperation Agreement with the Robotti Group

HOUSTON, USA – May 3, 2021 - Tidewater Inc. (NYSE: TDW) (“Tidewater” or the “Company”), a leading owner and operator of offshore support vessels providing offshore energy transportation services worldwide, today announced that it has entered into a Cooperation Agreement with Robert E. Robotti and his affiliated and controlled entities (the “Robotti Group”). Pursuant to the Cooperation Agreement, the Company has agreed to nominate Mr. Robotti to its Board of Directors (the “Board”) for election at the 2021 Annual Meeting, and the Robotti Group has agreed to vote in favor of the Company’s nominees and proposals at the 2021 Annual Meeting, as well as to abide by certain customary standstill provisions. With the addition of Mr. Robotti, the Tidewater Board of Directors will increase from seven to eight directors.

“We are pleased to welcome Bob to the Tidewater Board of Directors,” said Quintin Kneen, President, CEO and director of Tidewater. “Our Company has been positively transformed over the past couple of years with strong new leadership at both the board and management levels, streamlined cost structure, improved operational efficiency and a strengthened balance sheet – which all position Tidewater well to address both the ongoing challenges and emerging opportunities in the OSV industry. We look forward to the contributions Bob can make to our future success and value creation.”

Mr. Robotti stated, “I have been a large and long-term investor in Tidewater because I believe in the potential of the Company, its assets and its current leadership team. I would like to thank the Board for its constructive approach to our discussions, and I am excited about the future for Tidewater and bringing value to its shareholders.”

The Robotti Group will not be submitting a Proxy Card for tabulation at the 2021 Annual Meeting of Shareholders and will be voting for the Company’s full slate of nominees.

The complete agreement will be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Current Report on Form 8-K.

About Robert E. Robotti

Mr. Robotti has been the president of Robotti & Company Advisors, LLC (a registered investment advisor) and Robotti Securities, LLC, formerly known as Robotti & Company, LLC (a registered broker-dealer), and their predecessors, since 1983. Robotti & Company Advisors’ investment approach is guided by the classic tenets of value investing. Robotti & Company Advisors believes that the market price of a security does not necessarily indicate its true economic value. Robotti & Company Advisors’ analysts identify and research companies with solid balance sheets, the ability to generate significant amounts of free cash flow and yet are misunderstood, neglected or just out-of-favor with Wall Street. Robotti & Company Advisors has followed this investment philosophy since its inception over 35 years ago in order to meet its goal of providing risk adjusted returns greater than the general market. Robotti & Company Advisors LLC frequently is a constructive and actively engaged owner with many of its portfolio companies.

Mr. Robotti has been the Managing Director (and previously, managing member) of Ravenswood Management Company, LLC (and its predecessor) since 1980, which serves as the general partner of The Ravenswood Investment Company, L.P. and Ravenswood Investments III, L.P. Mr. Robotti served as a portfolio manager of Robotti Global Fund, LLC, a global equity fund, from 2007 to March 2015. He currently serves as a director and Chairman of the Board of Pulse Seismic Inc. (PSD-TSX), a seismic data licensing business, and has held these positions for more than the past five years. Mr. Robotti has served as a director on the board of directors of AMREP Corporation (AXR-NYSE) since September 2016 and on the Board of PrairieSky (PSK-TSX) since October 2019. Mr. Robotti was a director of PHX Minerals Inc. (PHX-NYSE), formerly known as Panhandle Oil & Gas Inc. and Panhandle Royalty Company, from 2004 to May 2020 and was a director of BMC Building Materials Holding Corporation from 2012 to December 2015. Mr. Robotti was a member of the SEC’s Advisory Committee of Smaller Public Companies from 2005 to 2006 and served on its corporate governance subcommittee. He has an MBA in Accounting and was a certified public accountant earlier in his career, which license is currently inactive.

About Tidewater

Tidewater owns and operates the largest fleets of offshore support vessels in the industry, with over 65 years of experience supporting offshore energy exploration and production activities worldwide. To learn more, visit www.tdw.com.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain certain forward-looking statements which reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by the Company with the SEC from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.

Important Additional Information

Tidewater Inc., its directors, nominees and certain of its executive officers are deemed to be participants in the solicitation of proxies from Tidewater’s stockholders in connection with the matters to be considered at Tidewater’s 2021 Annual Meeting of Stockholders. Information regarding the names of Tidewater’s current directors and executive officers and their respective interests in Tidewater by security holdings or otherwise can be found in Tidewater’s proxy statement for its 2020 Annual Meeting of Stockholders, filed with the SEC on June 18, 2020, and in other filings with the SEC. Information regarding Robert E. Robotti and his interests in Tidewater by security holdings or otherwise can be found in the amended Schedule 13D filed with the SEC on March 12, 2021. To the extent our current directors’ and executive officers’ holdings of Tidewater’s securities have changed since the amounts set forth in Tidewater’s proxy statement for the 2020 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents will be available free of charge at the SEC’s website at www.sec.gov.

Tidewater intends to file a proxy statement and accompanying BLUE proxy card with the SEC in connection with the solicitation of proxies from Tidewater stockholders in connection with the matters to be considered at Tidewater’s 2021 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Tidewater’s proxy statement for its 2021 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY TIDEWATER WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying BLUE proxy card, and other documents filed by Tidewater with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Tidewater’s corporate website at www.tdw.com or by contacting Tidewater’s Corporate Secretary at Tidewater, Inc., 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, or by calling Tidewater’s Corporate Secretary at (713) 470-5310.

For Tidewater:

Investors:

Jason Stanley

Vice President ESG & Investor Relations

+1.713.470.5292

ir@tdw.com

Media:
Sloane & Company
Dan Zacchei / Joe Germani
dzacchei@sloanepr.com / jgermani@sloanepr.com

For Robotti & Company:

Profile

Greg Marose / Bela Kirpalani

Robotti@profileadvisors.com